UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

VERICHIP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 17, 2008, VeriChip Corporation (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that its stockholders’ equity at September 30, 2008 was less than the $10 million in stockholders’ equity required for continued listing on The Nasdaq Global Market under Marketplace Rule 4450(a)(3).

In its notice, Nasdaq requested the Company to provide its plan to achieve and sustain compliance with the continued listing requirements of The Nasdaq Global Market, including the minimum stockholders’ equity requirement, before December 2, 2008. The Nasdaq will contact the Company with any questions or concerns regarding the plan. If Nasdaq determines that the Company has not presented a definitive plan to achieve compliance in the short term and sustain compliance in the long term, it will provide the Company with a written notification that its securities will be delisted from The Nasdaq Global Market. If it receives a notification, the Company may then apply to move to The Nasdaq Capital Market or appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel. The Company intends to submit a plan with Nasdaq before December 2, 2008 to maintain its Nasdaq listing.

A copy of the press release announcing receipt of the Nasdaq correspondence is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of VeriChip Corporation dated November 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriChip Corporation

Date: November 21, 2008

/s/ William J. Caragol
William J. Caragol
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of VeriChip Corporation dated November 21, 2008

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